Exhibit 10.1

Tennant Company
Executive Officer Cash Incentive Plan

1.   Purpose.  The purpose of the Tennant Company Executive Officer Cash Incentive Plan (the “Plan”) is to provide incentives to the management team of Tennant Company (the “Company”) and its subsidiaries to produce a superior return to the shareholders of the Company and to encourage such management team to make decisions based on the Company’s long-term success and successfully meet specified performance objectives.

2.   Definitions.  The terms defined in this section are used (and capitalized) elsewhere in the Plan.

“Award” means an award payable to a Participant pursuant to Section 4 hereof.

“Board” means the Board of Directors of the Company.

“Cause” shall mean termination for (i) the Participant’s material breach of any confidentiality, non-disclosure, non-solicitation, non-competition, invention assignment or similar agreement; (ii) an act or acts of dishonesty undertaken by the Participant and intended to result in gain or personal enrichment of the Participant at the expense of the Company; (iii) persistent failure by the Participant to perform the duties of the Participant’s employment, which failure is demonstrably willful and deliberate on the part of the Participant and constitutes gross neglect of duties by the Participant; or (iv) the indictment or conviction of the Participant for a felony if the act or acts constituting the felony are substantially detrimental to the Company or its reputation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee or the Management Committee, as applicable.

“Compensation Committee” means the Compensation Committee of the Board or such other Board committee as may be designated by the Board to administer the Plan.

“Disability” means the disability of a Participant such that the Participant is considered disabled under any retirement plan of the Company which is qualified under Section 401 of the Code, or as otherwise determined by the Committee.

“Eligible Employee” means any member of the management team of the Company or a subsidiary thereof.

“Executive Officer” means anyone who is an executive officer under the rules and regulations of the Securities Exchange Act of 1934, as amended.

“Management Committee” means a committee consisting of one or more of the Company’s Chief Executive Officer, Vice President of Administration, Chief Financial Officer and such other senior management team member who supervises a Participant, as such committee is constituted from time to time and for such purposes, all as determined by the Chief Executive Officer.

“Participant” means an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

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“Performance Period” means the Company’s fiscal year or such other period, which may be shorter or longer than one fiscal year, designated by the Committee.

“Retirement” means termination of employment, other than by death or Disability or termination for Cause, on or after age 55, provided the Participant has been employed by the Company and/or one or more affiliates for at least ten years, or termination of employment, other than for death or Disability or termination for Cause, on or after age 62.

3.   Administration.

3.1   Authority of Committee.  The Committee shall administer this Plan. For all purposes under this Plan, the Committee shall refer to the Compensation Committee to the extent this Plan relates to Awards made to Executive Officers and shall refer to the Management Committee to the extent this Plan relates to Awards to Participants other than Executive Officers. The Committee shall have exclusive power, subject to the limitations contained in this Plan, to make Awards and to determine when and to whom Awards will be granted, and the form, amount and other terms and conditions of each Award, subject to the provisions of this Plan. The Committee shall have the authority to interpret and implement this Plan and any Award made under this Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive, subject to the provisions of this Plan. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee.

3.2   Indemnification.  To the full extent permitted by law, (i) no member or former member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members or former members of the Committee shall be entitled to indemnification by the Company against and from any loss incurred by such members by reason of any such actions and determinations.

4.   Awards.

4.1   Allocation of Awards.  The Committee may select such Eligible Employees as they deem appropriate to participate in the Plan. Eligible Employees selected to participate will be entitled to receive an award of bonus compensation based on the levels of attainment of one or any combination of two or more performance measures selected by the Committee (each, a “Performance Measure”). Each Performance Measure may be expressed in absolute amounts, on a per share basis, as a growth rate, as a change from prior Performance Periods, relative to a designated peer group or index of comparable companies or as otherwise determined by the Committee, and any such Performance Measures may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance.

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4.2   Attainment of Performance Measures.  The payment of an Award will be contingent upon the degree of attainment of such Performance Measures over the applicable Performance Period as are specified by the Committee. The Committee may, in its discretion, modify the Performance Measures applicable to a Performance Period if it determines that as a result of changed circumstances, such modification is required to reflect the original intent of such Performance Measures. Each Performance Measure may be adjusted if so determined by the Committee, to exclude the effects of extraordinary items, unusual or non-recurring events, changes in accounting principles, realized investment gains or losses, discontinued operations, acquisitions, divestitures, material restructuring or impairment charges and other items as the Committee determines to be required so that the operations results of the Company, group, unit, division or affiliate, as applicable, shall be computed on a comparative basis.

4.3   Discretion. The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to increase, reduce or eliminate an Award payable to any Participant for any reason, including changes in the position or duties of any Participant with the Company or any subsidiary of the Company during the Performance Period.

4.4   Payment of Awards.  Following the completion of each Performance Period, the Committee shall certify in writing the degree to which the Performance Measures were attained and the Awards payable to Participants. Each Participant shall receive payment in cash within two and a half months after the completion of the Performance Period following the determination in respect thereof made pursuant to this Section 4.4. If the terms of the Award so provide, the Award may be settled in equity securities issued under the Company’s then-effective stock incentive plan.

5.   Effective Date of the Plan.  The Plan shall become effective as of January 1, 2019. The Plan shall remain in effect until it has been terminated pursuant to Section 8.

6.   Right to Terminate Employment.  Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate the employment of a Participant with or without cause. Employment with the Company remains “at will,” which means that all aspects of the job, including employment by the Company, may be changed or terminated by the Company at any time with or without cause. Likewise, the Participant may terminate employment with the Company.

7.   Tax Withholding.  The Company shall have the right to withhold from cash or stock payments under the Plan to a Participant or other person an amount sufficient to cover any required withholding taxes.

8.   Amendment, Modification and Termination of the Plan.  The Committee may at any time terminate, suspend, amend or modify the Plan and the terms and provisions of any Award to any Participant which has not been paid. No Award may be granted during any suspension of the Plan or after its termination.

9.   Unfunded Plan.  The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. No Participant shall, by virtue of this Plan, have any interest in any specific assets of the Company or any of its direct or indirect subsidiaries.

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10.   Other Benefit and Compensation Programs.  Neither the adoption of the Plan by the Committee nor its submission to the shareholders of the Company shall be construed as creating any limitation on the power of the Committee to adopt such other incentive arrangements as it may deem appropriate. Payments received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular recurring compensation for purposes of the termination, indemnity or severance pay law of any state and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any subsidiary unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines otherwise.

11.   Termination of Employment.  Except as otherwise provided by the Committee, should a Participant’s employment terminate prior to the end of the Performance Period for any reason other than death, Disability or Retirement, the Participant will not be entitled to payment of an Award for the Performance Period. Except as otherwise provided by the Committee, if a Participant’s employment with the Company terminates by reason of death, Disability or Retirement, a prorated payment will be made within two and a half months following the end of the Performance Period, based upon the time the Participant served during the Performance Period. The Award will be based on the performance over the entire Performance Period. In the event of termination of the Participant’s employment by reason of death, Disability or Retirement, any election to receive payout in the form of equity securities under the Company’s stock incentive plan shall be null and void.

12.   Change of Job Within Company.  A Participant who is promoted or demoted to a position with different Performance Measures or performance targets will have a prorated Award based upon the time served in each job during the Performance Period, provided at least 90 days was served in each job. If a Participant is in a position for less than 90 days during the Performance Period, the Award is based on the Performance Measures and performance targets of the job served in the longest. A Participant who changes jobs that is no longer eligible for this Plan retains the right to receive a prorated Award under the Plan based on the length of time as a Participant provided at least 90 days was served as a Participant. Notwithstanding the foregoing, the Committee may provide for different treatment of job changes in an Award or otherwise by Committee action.

13.   Governing Law.  To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota and construed accordingly.

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